Exhibit 99.2
REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
Board of Directors
Primary Natural Resources, Inc.
We have audited the accompanying balance sheets of Primary Natural Resources, Inc. (a Delaware corporation and wholly-owned subsidiary of Primary Natural Resources Holdings, LLC) as of December 31, 2007, and the related statements of operations, changes in stockholder’s equity and comprehensive income (loss) and cash flows for each of the two years in the period ended December 31, 2007 (not presented separately herein). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Primary Natural Resources, Inc. as of December 31, 2007, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.
/s/ GRANT THORNTON LLP
Tulsa, Oklahoma
May 9, 2008